Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333-178386) on Form S-1 of GreenHunter Energy, Inc. of our reports dated March 30, 2012 relating to our audit of the consolidated financial statements of GreenHunter Energy, Inc., and April 6, 2012 relating to our audit of the financial statements of Hunter Disposal, LLC, both of which appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Dallas, Texas

June 15, 2012